Exhibit 3.305
State of Delaware
Secretary of state
Division of Corporations
Delivered 07:19 PM 09/03/2003
FILED 06:04 PM 09/03/2003
SRV 030569900 — 2922571 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
KANKEEKEE RDF LANDFILL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Kankeekee RDF Landfill, Inc. be amended by changing paragraph 1 thereof so that, as amended, said paragraph shall be and read as follows:
1.	The name of the corporation is Bond County Landfill, Inc. (the “Corporation”).
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said Kankeekee RDF Landfill, Inc. has caused this certificate to be signed by Jo Lynn White, its Secretary, this 3rd day of September, 2003.

KANKEEKEE RDF LANDFILL, INC.
By	/s/ Jo Lynn White
Jo Lynn White, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION
DRAW ACQUISITION COMPANY TWENTY-THREE, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Draw Acquisition Company Twenty-Three be amended by changing paragraph 1 thereof so that, as amended, said paragraph shall be and read as follows:
1.	The name of the corporation is Kankeekee RDF Landfill, Inc. (the “Corporation”).
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said Draw Acquisition Company Twenty-Three has caused this certificate to be signed by Steven M. Helm, its Vice President, this 1st day of March, 2000.

DRAW ACQUISITION COMPANY TWENTY-THREE

By	/s/ Steven M. Helm
Steven M. Helm, Vice President

CERTIFICATE OF INCORPORATION
OF
DRAW ACQUISITION COMPANY TWENTY-THREE
      1. The name of the Corporation is Draw Acquisition Company Twenty-Three (the “Corporation”).
      2. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.
      3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
      4. The Corporation shall have authority to issue one thousand (1,000) common shares, one cent ($0.01) par value.
      5. The name and mailing address of the incorporator are as follows:
W.T. Eggleston, Jr.
3003 N. Central Avenue
Suite 2600
Phoenix, Arizona 85012
The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.
      6. The initial Directors of the Corporation and their respective addresses are as follows:
Larry Henk
Steven M. Helm
15880 North Greenway Hayden Loop
Suite 100
Scottsdale, Arizona 85260
      7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, alter, amend, change, add to or repeal the bylaws of the Corporation.
      8. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.
     10. A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is prohibited under the DGCL as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.
     11. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provision of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
     IN WITNESS WHEREOF, the undersigned incorporator has caused this Certificate of Incorporation to be duly executed this 20th day of July, 1998.

/s/ W.T. Eggelston Jr.
W.T. Eggelston Jr., Incorporator

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